SECURED PURCHASE MONEY PROMISSORY NOTE


$1,003,000.00                               Riverside, California
                                Effective as of January 24, 1997


           FOR VALUE RECEIVED, the undersigned, JOSEPH SCHOEPP, JULIANN SCHOEPP, WILLIAM SCHOEPP and EVELYN SCHOEPP ("Makers") hereby promise to pay to AEI REAL ESTATE FUND XV LIMITED PARTNERSHIP, a Minnesota limited partnership ("Holder"), or order, at St. Paul, Minnesota, the principal sum of One Million Three Thousand Dollars ($1,003,000.00), together with interest thereon at the rate of Ten Percent (10%) per annum, such interest to accrue from the effective date written above ("Closing Date").

           The entire unpaid principal balance of this Note and all accrued but unpaid interest thereon will be fully due and payable sixty (60) days following the Closing Date endorsed hereon (the "Maturity Date"). The Makers shall make a payment of accrued interest of $8,243.70 for and on thirtieth day following the Closing Date, to be applied solely to accrued interest and not to principal.

           1. All payments hereunder shall be paid in lawful money of the United States of America to Holder at 1300 Minnesota World Trade Center, 30 East Seventh Street, St. Paul, Minnesota 55101 or such other place as Holder may designate from time to time.

           2. All payments on account of the indebtedness evidenced by this Note shall be first applied to the interest on the unpaid principal balance, and the remainder to principal. Interest shall be calculated for payment and accrual purposes on the basis of a 365-day year and the actual number of days elapsed.

          3.   This Note is secured by a Deed of Trust to Chicago
Title Company, a California corporation, as trustee.

           4. Should default be made in any payment when due under this Note or in the performance or observance of any of the covenants and agreements of this Note, then and in any such event, the Holder hereof may, at Holder's option, declare this Note and the entire indebtedness hereby evidenced to be immediately due and payable, regardless of the Maturity Date.

           5. Makers agree to indemnify Holder and to hold Holder and Holder's successors and assigns harmless from and against any and all claims, demands, costs, liabilities and obligations of any kind or nature arising out of any default hereunder, including without limitation all costs of collection, including reasonable attorneys' fees and all costs of suit, in the event the unpaid principal sum of this Note and/or any interest thereon is not paid when due.

           6. The indebtedness evidenced by this Note may be prepaid without penalty in whole or in part at any time prior to the Maturity Date.

           7. In the event Makers fail to make any required payment of principal and/or interest under this Note within ten
(10) days after such payment becomes due and payable, a late charge of six percent (6%) of the overdue payment of principal and/or interest (or of principal only if by the laws of the State of California a late charge may not be charged on overdue interest) may be charged by Holder, unless applicable law requires a lesser such charge, in which event the maximum rate permitted by such law may be charged by Holder. The parties agree that this late charge represents a reasonable sum considering all of the circumstances existing on the date of this Note and represents a fair and reasonable estimate of the costs and damages that Holder will incur by reason of the late payment. The parties further agree that proof of actual damages would be costly or inconvenient. Acceptance of any late charge shall not constitute a waiver of the default with respect to the overdue amount, and shall not prevent Holder from exercising any of the other rights and remedies available to Holder. The foregoing shall not be construed as obligating the Holder to accept any payment after its due date.

           Makers waive, to the maximum extent permitted by law, the provisions of California Civil Code Section 2954.5 regarding the notices prerequisite to the imposition of delinquent payment charges.

           8. It is the intention of Makers and Holder to conform strictly to the usury laws now or hereafter enforced in the State of California, and any interest payable under this Note and/or any of the other documents to be executed by Makers in connection with the loan made or to be made hereunder, shall be subject to reduction to the amount not in excess of the maximum non-usurious amount allowed under the usury laws of California as now or hereafter construed by the courts having jurisdiction over such matters. In the event the maturity of this Note is accelerated by reason of any provision of this Note or by reason of an election by Holder resulting from any default (or an event permitting acceleration), under this Note or any other instrument given to secure the payment hereof, or otherwise, then earned interest may never include more than the maximum amount permitted by law, computed from the date hereof until payment, and any interest in excess of the maximum amount permitted by law shall be canceled automatically and, if theretofore paid, shall at the option of the Holder either be rebated to Makers or be credited on the principal amount of this Note or if all principal has been repaid then the excess shall be rebated to Makers. The aggregate of all interest (whether designated as interest, service charges, points, or otherwise) contracted for, chargeable, or receivable under this Note or any other document executed in connection herewith shall under no circumstances exceed the maximum legal rate upon the unpaid principal balance of this Note remaining unpaid from time to time. In the event such interest does exceed the maximum legal rate, such excess shall be canceled automatically and if theretofore paid, rebated to the undersigned or credited on the principal amount of this Note, or if the Note has been repaid, then such excess shall be rebated to Makers.

           9. Should all or any portion of the real property encumbered by the Deed of Trust which secures this Note, or any interest therein, be sold, alienated or conveyed, the Holder of this Note may declare the entire unpaid principal balance plus any accrued interest fully due and payable. This acceleration provision shall apply to the conveyance or alienation of any interest in the property whatsoever, whether equitable or legal, recorded or unrecorded, and shall include, without limitation, "outright sale," a land sale contract, a lease with a term of more than three (3) years, a lease with option to purchase, and conveyances in trust. This acceleration provision shall not apply to a lease of the Property or conveyances to affiliates of Makers (for purposes hereof, an "affiliate" is an entity controlled by, under the control of or under the common control with Makers).

          10. Makers acknowledge and agree that Makers shall not have any rights whatsoever to set-off against amounts due hereunder or otherwise due Holder any amount or obligation due
Makers or claimed to be due Makers from Holder.

            11.   The  unenforceability  or  invalidity  of   any
provision or provisions of this Note as to any persons or circumstances shall not render that provision or those provisions unenforceable or invalid as to any other persons or circumstances, and all provisions hereof, in all other respects, shall remain valid and enforceable.

           12. This Note shall bind Makers and their successors and assigns and the benefits hereof shall inure to Holder and Holder's successors and assigns.

          13.  Principal and interest are payable in lawful money
of   the   United  States.   The  validity,  interpretation   and
performance of this Note shall be governed by and construed in accordance with the laws of the State of California.

          14.  Time is of the essence of this Note.

                                   MAKERS:



                                   /s/ Joseph Schoepp
                                       JOSEPH SCHOEPP



                                   /s/ Juliann Schoepp
                                       JULIANN SCHOEPP



                                   /s/ William Schoepp
                                       WILLIAM SCHOEPP



                                   /s/ Evelyn Schoepp
                                       EVELYN SCHOEPP